Exhibit 99.1

Contacts:
James Winschel	Jill Baker
Senior Vice President and Chief Financial Officer	Vice President, Investor Relations
Tel: 781-434-4118	Tel: 781-434-4118
Fax: 781-434-5033	Fax: 781-434-5033
Email: James.Winschel@PAREXEL.com	Email : Jill.Baker@PAREXEL.com
PAREXEL COMPLETES ACQUISITION OF CALIFORNIA CLINICAL TRIALS
MEDICAL GROUP, INC. AND BEHAVIORAL AND MEDICAL RESEARCH, LLC
Boston, MA, November 16, 2006 — PAREXEL International Corporation (NASDAQ: PRXL), a leading global bio/pharmaceutical services organization, today announced the completion of the $65 million acquisition of California Clinical Trials Medical Group, Inc. (“CCT”) and Behavioral and Medical Research, LLC (“BMR”), on November 15, 2006, as previously announced on October 12, 2006. CCT and BMR provide a broad range of specialty Phase I — IV clinical research services through four clinical sites in California.
The acquisition expands PAREXEL’s Clinical Pharmacology capacity to over 400 beds, making PAREXEL one of the largest providers of Phase I services in the world. It also brings new expertise to the Company’s service offerings in the area of bridging studies, especially Japanese bridging studies, and adds depth to existing expertise in central nervous system clinical trials, neuroscience drug development services, and sleep studies.
About the Company
PAREXEL is one of the largest biopharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research, medical marketing and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing solutions that expedite time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing and other drug development consulting services. Its information technology subsidiary, Perceptive Informatics, Inc., develops and offers a portfolio of innovative technology-based products and services that facilitate clinical drug development and are designed to decrease time to peak sales. The technology portfolio includes web-based portal solutions and tracking tools, Interactive Voice Response Systems (IVRS), Clinical Trial Management Systems (CTMS), electronic diary and investigator database solutions. Perceptive also offers advanced medical diagnostics services to assess rapidly and objectively the safety and efficacy of new drugs, biologics, and medical devices in clinical trials. PAREXEL’s integrated services, therapeutic area depth and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL operates in 51 locations throughout 40 countries around the world, and has 5,860 full-time employees.

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “targets” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent restructurings; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses including the acquisition referred to in this release and the integration of the acquired business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006 as filed with the SEC on November 9, 2006, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.
PAREXEL is a registered trademark of PAREXEL International Corporation, and Perceptive Informatics is a trademark of Perceptive Informatics, Inc. All other names or marks may be registered trademarks or trademarks of their respective business and are hereby acknowledged.